Exhibit 2.2

CONTRIBUTION AGREEMENT

by and among

WESTLAKE VINYLS, INC.

WESTLAKE PETROCHEMICALS LLC

WPT LLC

WESTLAKE ETHYLENE PIPELINE CORPORATION

WESTLAKE LONGVIEW CORPORATION

WESTLAKE CHEMICAL OPCO LP

WESTLAKE CHEMICAL CORPORATION

and

WESTLAKE CHEMICAL OPCO GP LLC

Dated as of July 29, 2014

CONTRIBUTION AGREEMENT

This Contribution Agreement, dated as of July 29, 2014 (this “Agreement”), is by and among Westlake Vinyls, Inc., a Delaware corporation (“Vinyls”), Westlake Petrochemicals LLC, a Delaware limited liability company (“Petrochemicals”), WPT LLC, a Delaware limited liability company (“WPT,” and together with Vinyls and Petrochemicals, the “Contributors”), Westlake Ethylene Pipeline Corporation, a Delaware corporation (“Pipeline”), Westlake Longview Corporation, a Delaware corporation (“Longview”), Westlake Chemical OpCo LP, a Delaware limited partnership (“OpCo”), and Westlake Chemical OpCo GP LLC, a Delaware limited liability company and general partner of OpCo (the “General Partner”). The above named entities are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in Article I.

RECITALS

WHEREAS, WPT and the General Partner have formed OpCo pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware Partnership Act”) for any lawful purpose;

WHEREAS, WPT and the General Partner deem it advisable and in the best interests of OpCo to acquire, own, operate and develop ethylene crackers, pipelines and related assets;

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, the following actions have been taken in the following order prior to the date hereof:

1. WPT formed the General Partner under the terms of the Delaware Limited Liability Act (the “Delaware LLC Act”) and made an initial capital contribution in exchange for all of the limited liability company interests in the General Partner;

2. WPT and the General Partner formed OpCo under the terms of the Delaware Partnership Act and WPT contributed $1,000 in exchange for a 100% limited partner interest in OpCo (the “Initial LP Interest”) and the General Partner was issued a non-economic general partner interest in OpCo;

WHEREAS, at the Closing, each of the matters provided for in Article II will occur in accordance with its respective terms;

WHEREAS, the stockholders, members or partners of the Parties have taken all corporate, limited liability company and partnership action, as the case may be, required to approve the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms below:

“Amended and Restated Partnership Agreement” means that certain Amended and Restated Agreement of Limited Partnership of OpCo, dated as of the date of this Agreement.

“Calvert City Lease” means that certain Site Lease Agreement dated as of the date of this Agreement by and between Vinyls, as lessor, and OpCo, as lessee.

“Closing” means the closing of the transactions contemplated by this Agreement on the date of the closing of the initial public offering of common units representing limited partner interests in Westlake Chemical Partners LP.

“Effective Time” means 12:01 a.m. Central Time on the date of the Closing.

“Lake Charles Lease” means that certain Site Lease Agreement dated as of the date of this Agreement by and between Petrochemicals, as lessor, and OpCo, as lessee.

“OpCo Interests” means limited partnership interests in OpCo.

“Original Partnership Agreement” means that certain Agreement of Limited Partnership of OpCo, dated as of May 6, 2014.

“Related Party Leases” means the Calvert City Lease and the Lake Charles Lease.

ARTICLE II

CONTRIBUTIONS, ETC.

The following shall be completed immediately following the Effective Time in the order set forth herein:

Section 2.1 Contribution of Calvert City Cracker to OpCo. Vinyls shall contribute certain assets, including an ethylene cracker in Calvert City, Kentucky and certain assets related thereto, but expressly excluding the land underlying such assets, to OpCo, and OpCo shall accept such contribution (the “Calvert City Contribution”), pursuant to a Conveyance Excluding Land, substantially in the form attached hereto as Exhibit 2.1(a) and a Bill of Sale and Assignment, substantially in the form attached hereto as Exhibit 2.1(b). In consideration for the Calvert City Contribution, OpCo shall (i) issue OpCo interests to Vinyls in accordance with Section 2.6, (ii) assume notes associated with the property contributed and (iii) distribute to Vinyls an amount up to the amount of preformation capital expenditures incurred with respect to the assets contributed by Vinyls during the period from August 5, 2012 through July 31, 2013 that are reimbursable preformation capital expenditures within the meaning of Treasury Regulation Section 1.707-4(d), and which distribution shall be treated, to the maximum extent possible, as reimbursement of preformation capital expenditures within the meaning of Treasury Regulation Section 1.707-4(d).

Section 2.2 Contribution of Petro 1 Cracker to OpCo. Petrochemicals shall contribute certain assets, including an ethylene cracker in Lake Charles, Louisiana and certain assets related thereto, but expressly excluding the land underlying such assets, to OpCo, and OpCo shall accept such contribution (the “Petro 1 Contribution”), pursuant to a Conveyance Excluding Land, substantially in the form attached hereto as Exhibit 2.2(a) and a Bill of Sale and Assignment, substantially in the form attached hereto as Exhibit 2.2(b). In consideration for the Petro 1 Contribution, OpCo shall (i) issue OpCo Interests to Petrochemicals in accordance with Section 2.6, (ii) assume notes associated with the property contributed and (iii) distribute to PetroChemicals an amount up to the amount of preformation capital expenditures incurred with respect to the assets contributed by Petrochemicals during the period from August 5, 2012 through July 31, 2013 that are reimbursable preformation capital expenditures within the meaning of Treasury Regulation Section 1.707-4(d), and which distribution shall be treated, to the maximum extent possible, as reimbursement of preformation capital expenditures within the meaning of Treasury Regulation Section 1.707-4(d).

Section 2.3 Contribution of Petro 2 Cracker to OpCo. WPT shall contribute certain assets, including an ethylene cracker in Lake Charles, Louisiana and certain assets related thereto, but expressly excluding the land underlying such assets, to OpCo, and OpCo shall accept such contribution (the “Petro 2 Contribution”, and together with the Calvert City Contribution and the Petro 1 Contribution, the “Asset Contributions”), pursuant to a Conveyance Excluding Land, substantially in the form attached hereto as Exhibit 2.3(a) and a Bill of Sale and Assignment, substantially in the form attached hereto as Exhibit 2.3(b). In consideration for the Petro 2 Contribution, OpCo shall (i) issue OpCo Interests to WPT in accordance with Section 2.6, (ii) assume notes associated with the property contributed and (iii) distribute to WPT an amount up to the amount of preformation capital expenditures incurred with respect to the assets contributed by WPT during the period from August 5, 2012 through July 31, 2013 that are reimbursable preformation capital expenditures within the meaning of Treasury Regulation Section 1.707-4(d), and which distribution shall be treated, to the maximum extent possible, as reimbursement of preformation capital expenditures within the meaning of Treasury Regulation Section 1.707-4(d).

Section 2.4 Entry into Related Party Leases. (a) Vinyls and OpCo shall enter into the Calvert City Lease, substantially in the form attached hereto as Exhibit 2.4(a) and (b) Petrochemicals and OpCo shall enter into the Lake Charles Lease, substantially in the form attached hereto as Exhibit 2.4(b). Pursuant to the terms of the Related Party Leases, OpCo shall pay a base rental of $1 per year per lease.

Section 2.5 Merger of Pipeline into OpCo. Pipeline will merge with and into OpCo, where OpCo will be the surviving entity (the “Merger”). The Merger is contingent on the execution of the agreements and the completion of the corresponding actions described in Sections 2.1 through 2.4 hereof. Upon the completion of such actions, the Merger shall become effective. Subject to the completion of the Merger, the rights, privileges, powers and franchises of Pipeline shall be vested in OpCo, and all debts, liabilities and duties of Pipeline shall become the debts, liabilities and duties of OpCo , and OpCo, shall (i) issue OpCo Interests to Longview in accordance with Section 2.6 and (ii) distribute to Longview an amount up to the amount of preformation capital expenditures incurred with respect to the assets owned by Pipeline during the period from August 5, 2012 through July 31, 2013 that are reimbursable preformation capital expenditures within the meaning of Treasury Regulation Section 1.707-4(d), and which distribution shall be treated, to the maximum extent possible, as reimbursement of preformation capital expenditures within the meaning of Treasury Regulation Section 1.707-4 (d). This Agreement shall serve as the agreement of merger with respect to the Merger.

Section 2.6 Issuance of OpCo Interests. In consideration for the Asset Contributions and the Merger, OpCo shall issue to each of the Contributors and Longview, the number of OpCo Interests calculated in accordance with Exhibit 2.6 hereto, free and clear of any liens or any restrictions on the right to vote, sell, transfer or otherwise dispose of such OpCo Interests, other than restrictions contained in the Amended and Restated Partnership Agreement and as set forth under applicable law.

Section 2.7 Execution of the Amended and Restated Partnership Agreement. OpCo, Vinyls, Petrochemicals, WPT, the General Partner, and Longview shall amend and restate the Original Partnership Agreement by executing the Amended and Restated Partnership Agreement, substantially in the form attached hereto as Exhibit 2.7.

ARTICLE III

FURTHER ASSURANCES

In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

ARTICLE IV

EFFECTIVE TIME

Section 4.1 Order of Completion of Transactions. The transactions provided for in Article II of this Agreement shall be completed immediately following the Effective Time in the order set forth therein.

Section 4.2 Effective Time. Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II or Article III shall be operative or have any effect until the Effective Time, at which time all such provisions shall be effective and operative in accordance with Section 4.1 without further action by any Party.

ARTICLE V

MISCELLANEOUS

Section 5.1 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 5.2 Assignment. No Party to this Agreement may assign or otherwise transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the other Parties hereto, and any purported transfer in violation hereof shall be null and void. This Agreement shall be binding upon, and inure the benefit of, permitted successors and assigns.

Section 5.3 Rights of Third Parties. The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no third party shall have the right, separate and apart from the Parties to this Agreement, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

Section 5.4 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 5.5 Choice of Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each of the Parties hereby agrees: (i) to submit to the exclusive jurisdiction of any state or federal court sitting in Houston, Texas in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (ii) that all claims in respect of any such action or proceeding may be heard and determined in any such court, (iii) that such Party will not bring any action or proceeding arising out of or relating to this Agreement in any other court and (iv) that such Party waives any defense of inconvenient forum to the maintenance of any such action or proceeding, and waives any bond, surety or other security that might be required of any other Party with respect to any such action or proceeding.

Section 5.6 Severability. If any provision of this Agreement shall be finally determined to be unenforceable, illegal or unlawful, such provision shall, so long as the economic and legal substance of the transactions contemplated hereby is not affected in any materially adverse manner as to any Party, be deemed severed from this Agreement and the remainder of this Agreement shall remain in full force and effect.

Section 5.7 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto. Each such written agreement shall designate on its face that it is an “Amendment” or an “Addendum” to this Agreement.

Section 5.8 Entire Agreement. This Agreement (including any Exhibits hereto) constitute the entire agreement of the Parties relating to the matters contained herein and therein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein and therein.

Section 5.9 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above.

WESTLAKE VINYLS, INC.

By:	/s/Albert Chao
Name:	Albert Chao
Title:	President and Secretary

WESTLAKE PETROCHEMICALS LLC

By:	Westlake Chemical Investments, Inc., its manager

By:	/s/ Albert Chao
Name:	Albert Chao
Title:	President and Secretary

WPT LLC

By:	Westlake Chemical Investments, Inc., its manager

By:	/s/ Albert Chao
Name:	Albert Chao
Title:	President and Secretary

WESTLAKE ETHYLENE PIPELINE CORPORATION

By:	/s/ Albert Chao
Name:	Albert Chao
Title:	President

Signature Page to Contribution Agreement

WESTLAKE LONGVIEW CORPORATION

By:	/s/ Albert Chao
Name:	Albert Chao
Title:	President

WESTLAKE CHEMICAL CORPORATION

By:	/s/ Albert Chao
Name:	Albert Chao
Title:	President, Chief Executive Officer and Director

WESTLAKE CHEMICAL OPCO LP

By: Westlake Chemical OpCo GP LLC, its general partner

By:	/s/ Lawrence Teel
Name:	Lawrence Teel
Title:	Principal Operating Officer

WESTLAKE CHEMICAL OPCO GP LLC

By:	/s/ Albert Chao
Name:	Albert Chao
Title:	President, Chief Executive Officer and Director

Signature Page to Contribution Agreement